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                                                                      EXHIBIT 99

                           CONCORDE GAMING CORPORATION

                                  CERTIFICATION

         In connection with the periodic report of Concorde Gaming Corporation (the "Company") on Form 10-QSB for the quarter ended December 31, 2002, as filed with the Securities and Exchange Commission (the "Report"), I, Jerry L. Baum, President, Chief Executive Officer and interim Chief Financial Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

                  (1) the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

                  (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

This Certificate has not been, and shall not be deemed, "filed" with the Securities and Exchange Commission.

Date: February 14, 2003              /s/ Jerry L. Baum
                                     -------------------------------------------
                                     Jerry L. Baum, President, Chief Executive
                                     Officer and interim Chief Financial Officer